Exhibit 10.03
Amended Nonqualified Stock Option Grant Agreement under the
Amended and Restated Omnibus Incentive Plan - Non-Employee Director

ANGIE'S LIST, INC.
NONQUALIFIED STOCK OPTION AGREEMENT

This Nonqualified Stock Option Agreement (this "Agreement") is entered into as of the Grant Date specified below, by and between __________________ (the "Optionee") and Angie's List, Inc., a Delaware corporation (the "Corporation").
In consideration of the premises, the Corporation and the Optionee agree as follows:

1.	Option: Basic Terms.

A.
Defined Terms and Rules of Construction. Except as otherwise defined herein, capitalized terms shall have the meanings specified by the Angie's List, Inc. Amended and Restated Omnibus Incentive Plan, as may be amended, restated or modified from time to time (the "Plan"), and the rules of construction specified in the Plan shall apply to this Agreement as well.

B.	Grant of Option. The Corporation hereby grants the Optionee the right to purchase up to _____ Shares upon the terms and conditions set forth below (the "Stock Option").

C.	Grant Date. The date of the grant of the Stock Option is __________ __, _____ (the "Grant Date").

D.	Type of Option. The Stock Option is a Nonqualified Stock Option.

E.
Subject to Plan. The Stock Option is subject to the terms and conditions of the Plan. By signing this Agreement, the Optionee acknowledges that the Corporation has provided him or her with a copy of the Plan. The terms of the Plan are hereby incorporated herein by reference.

F.	Vesting of Option.

a.	Subject to accelerated vesting upon a Change of Control as set forth below, the Stock Option shall only become vested and therefore exercisable as provided in the following vesting schedule:

Vested Percentage

The option grant vests in four equal quarterly installments over a one year period from the grant date.

b.
Upon vesting pursuant to the foregoing schedule, the vested portion of the Stock Option shall be fully exercisable at any time prior to the Expiration Date (as defined below). The Optionee's interest in the Stock Option, to the extent it is not exercised prior to the Expiration Date, shall be forfeited. The Optionee shall have no further rights under the Plan with respect to a Stock Option (or portion thereof) to the extent the Stock Option (or portion thereof) has been forfeited.

c.
In the event of a Change in Control, the vesting of the Stock Option, and the time during which the Stock Option may be exercised shall be accelerated automatically and shall be fully exercisable and all restrictions thereon shall lapse at least ten (10) days prior to the closing of the transaction causing the Change in Control (and the Stock Option shall terminate if not exercised prior to the closing of such).

G.
Expiration Date. Unless earlier terminated pursuant to the terms and provisions of the Plan or this Agreement, the Stock Option with respect to Shares shall expire on the 10th anniversary of the Grant Date (the "Expiration Date").

H.	Purchase Price. The purchase price for each Share subject to the Stock Option shall be ___________________ ($____) (the "Exercise Price").

2.
Method of Exercise. The Stock Option shall be exercisable by the Optionee pursuant to the method specified by the Committee which, unless otherwise specified, shall be electronically via the Plan’s brokerage website which has been or will be made available promptly to the Optionee after the date hereof via electronic communication (the "Exercise Notice"). The Exercise Notice must state the number of Shares for which the Stock Option is being exercised. The Exercise Notice must be signed by the Optionee and must be accompanied by payment of the Exercise Price plus payment of any applicable withholding tax. The Stock Option shall be deemed to be exercised upon receipt by the Corporation of the Exercise Notice accompanied by the Exercise Price and payment of any applicable withholding tax.

3.
Method of Payment. Payment of the Exercise Price shall be by any of the following methods, at the election of the Optionee: (a) cash; (b) check; (c) with the consent of the Committee, surrendered Shares issuable upon the exercise of the Stock Option having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Stock Option or exercised portion thereof; or (d) such other method or combination of methods as approved by the Committee.

4.
Restrictions on Exercise. If the issuance of Shares upon exercise of the Stock Option, or the method of payment for such Shares, would constitute a violation of any applicable federal or state securities or other law or regulation, then the Stock Option may not be exercised. The Corporation may require the Optionee to make any representation and warranty to the Corporation as may be required by any applicable law or regulation before allowing the Stock Option to be exercised.

5.
Non-Transferability. Neither the Stock Option nor any portion thereof shall be transferred, sold, pledged, assigned, hypothecated, or disposed of in any manner by the Optionee other than by will or the laws of descent and distribution to the extent hereinafter set forth. The Stock Option may be exercised during the Optionee's lifetime only by the Optionee hereof or, upon the Optionee's legal incapacity to act on his or her own behalf, by the Optionee's conservator or other lawful representative. The Stock Option shall be null and void and without effect upon any attempted assignment or transfer, except as hereinabove provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation, or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Stock Option.

6.
Adjustments. If an event described in Section 3(c) of the Plan occurs, the number of Shares subject to the Stock Option and the Exercise Price shall be appropriately adjusted by the Committee in the manner set forth in Section 3(c) of the Plan.

7.
Early Expiration Upon Termination of Service. As set forth in Section 13 of the Plan, in the event of your Termination of Service for any reason, any portion of the Stock Option that is unvested (or otherwise unexercisable or for which restrictions have not lapsed) as of the Termination Date shall terminate and be forfeited as of the Termination Date and (i) if your Termination of Service is for Cause, the portion of the Stock Option that has previously vested (and is otherwise exercisable) as of the Termination Date shall terminate and be forfeited as of the date and time you are terminated; (ii) if the Termination of Service is a result of your death or Disability, the portion of the Stock Option that has previously vested (and is otherwise exercisable) as of the Termination Date shall terminate and be forfeited on the date that is one (1) year after the Termination Date, but in no event after the Expiration Date; and (iii) if your Termination of Service is other than due to death, disability or for Cause, the portion of the Stock Option that has previously vested (and is otherwise exercisable) as of the Termination Date shall terminate and be forfeited on the date that is three (3) months after the Termination Date, but in no event after the Expiration Date

8.
Indemnification. The Optionee agrees to hold the Corporation and its officers, directors, and controlling persons (as defined in the Securities Act of 1933, as amended (the "Securities Act"), and any persons affiliated with any of them or with the issuance of the Stock Option subject to this Agreement, harmless from all expenses, liabilities, and damages (including reasonable attorneys' fees) (i) deriving from a disposition of the Stock Option or Shares acquired pursuant to the Stock Option in a manner that violates the Securities Act or of any applicable state securities law or (ii) that may be suffered by any person by reason of any breach of a representation required of the Optionee by this Agreement or the Plan.

9.
No Agreement of Employment. Neither the grant of the Stock Option nor this Agreement shall be deemed to create any agreement with, or obligation by, the Corporation to employ or otherwise engage the services of Optionee for any period of time, it being understood that, unless Optionee has an employment, consulting or other agreement with the Corporation that provides otherwise, the Optionee's employment or service with the Corporation may be terminated by the Corporation at any time, with or without cause.

10.
Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given as follows (a) if to the Corporation, mailed first class, postage prepaid at the principal business address of the Corporation to the attention of the Secretary of the Corporation; or (b) if to Optionee then delivered personally, mailed first class, postage prepaid at the last address of Optionee known to the Corporation at the time the notice or other communication is sent.

11.
Entire Agreement. This Agreement, including the Plan, contains the entire understanding and agreement between the parties hereto respecting the subject matter hereof, and there are no representations, agreements, arrangements, or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

12.
Governing Law. The validity, performance, enforcement, interpretation and any other aspect of this Agreement shall be governed by the internal laws of the State of Delaware (to the extent not inconsistent with the applicable provisions of the Code) notwithstanding the choice of law provisions of any jurisdiction. Optionee hereby consents to the exclusive jurisdiction of the local, state and federal courts, as applicable, within the State of Indiana, and waives any defense of lack of personal jurisdiction or improper venue to a claim brought in such court.

13.
Counterparts. This Agreement may be executed in two original or facsimile counterparts, each of which shall be deemed to be an original and both of which, when taken together, shall constitute one instrument.

14.	Amendment. This Agreement may not be modified, amended, or waived in any manner except by an instrument in writing signed by both parties to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

"CORPORATION"

ANGIE'S LIST, INC.

By:____________________________________
Name:__________________________________
Title:___________________________________
Date:___________________________________

"OPTIONEE"

______________________________
Signature

______________________________
Print Name

______________________________
Street Address

______________________________
City, State, Zip Code

______________________________
Social Security No.

S-1

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